Claros Mortgage Trust, Inc. Reports Third Quarter 2024 Results

New York, NY, November 7, 2024 – Claros Mortgage Trust, Inc. (NYSE: CMTG) (the “Company” or “CMTG”) today reported its financial results for the quarter ended September 30, 2024. The Company’s third quarter 2024 GAAP net loss was $56.2 million, or $0.40 per share. Distributable Loss (a non-GAAP financial measure defined below) was $24.6 million, or $0.17 per share. Distributable Earnings prior to realized losses was $31.0 million, or $0.22 per share.

Third Quarter 2024 Highlights

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$6.3 billion loan portfolio with a weighted average all-in yield of 8.4%.
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Received loan repayments of $374 million, including the full repayment of four loans with $354 million of unpaid principal balance.
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Funded $86 million on existing loan commitments.
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Reclassified three loans to held-for-sale, representing an unpaid principal balance of $356 million (prior to charge-offs) and unfunded commitments of $36 million.
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Total liquidity of $116 million, including $114 million of cash.
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Unencumbered loan and REO assets of $604 million, including $213 million of loans classified as held-for-sale.
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Reduced outstanding financing by $197 million, net, including $80 million of deleveraging payments.
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Provision for CECL reserves approximated $79 million, or $0.56 per share, for the quarter; as of quarter end, general CECL reserve of $0.89 per share and specific CECL reserve of $0.79 per share.
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Total CECL reserve stands at 3.7% of unpaid principal balance, comprised of (i) specific reserves of 21.4% on 5 rated loans and (ii) general reserve of 2.1% on 3 and 4 rated loans.
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Paid a cash dividend of $0.10 per share of common stock for the third quarter of 2024.
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Book value of $14.83 per share.

Subsequent Events

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Sold two held-for-sale loans for $142 million; after repayment of senior financing and transaction costs, the sales generated net liquidity of $51 million.
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Received the full loan repayments of two loans representing unpaid principal balance of $29 million; after repayment of senior financing, repayments generated net liquidity of $10 million.

“We are beginning to see an increase in positive momentum across commercial real estate with continued strong underlying fundamentals, and anticipated liquidity and borrowing cost relief on the horizon,” said Richard Mack, Chief Executive Officer and Chairman of CMTG.

“These encouraging signs suggest that commercial real estate may now be transitioning from what has been a particularly challenging period. At CMTG, we reported $1.2 billion in realizations on a year-to-date basis. As we look out to 2025, we expect transaction volumes to continue to accelerate and look forward to capitalizing on opportunities to create value for our stockholders.”

Teleconference Details

A conference call to discuss CMTG’s financial results will be held on Friday, November 8, 2024, at 10:00 a.m. ET. The conference call may be accessed by dialing 1-833-470-1428 and referencing the Claros Mortgage Trust, Inc. teleconference call; access code 426287.

The conference call will also be broadcast live over the internet and may be accessed through the Investor Relations section of CMTG’s website at www.clarosmortgage.com. An earnings presentation accompanying the earnings release and containing supplemental information about the Company’s financial results may also be accessed through this website in advance of the call.

For those unable to listen to the live broadcast, a webcast replay will be available on CMTG’s website or by dialing 1-866-813-9403, access code 216734, beginning approximately two hours after the event.

About Claros Mortgage Trust, Inc.

CMTG is a real estate investment trust that is focused primarily on originating senior and subordinate loans on transitional commercial real estate assets located in major markets across the U.S. CMTG is externally managed and advised by Claros REIT Management LP, an affiliate of Mack Real Estate Credit Strategies, L.P. Additional information can be found on the Company’s website at www.clarosmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CMTG intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by CMTG’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CMTG’s performance in future periods. Except as required by law, CMTG does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Definitions

Distributable Earnings (Loss):

Distributable Earnings (Loss) is a non-GAAP measure used to evaluate our performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate owned depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of our Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which includes charge-offs of principal and/or accrued interest receivable, as the Company believes this more easily allows our Board, Manager, and investors to compare our operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, we use Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees we pay our Manager.

The Company believes that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to our net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of our cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies.

In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are key factors, among others, considered by the Board in determining the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are also useful to investors.

While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, charge-offs of principal and/or accrued interest receivable are recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, when the Company acquires title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure, or when the loan is sold for an amount less than its carrying value), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible.

Contact Information

Investor Relations:

Claros Mortgage Trust, Inc.

Anh Huynh

212-484-0090

cmtgIR@mackregroup.com

Media Relations:

Financial Profiles

Kelly McAndrew

203-613-1552

Kmcandrew@finprofiles.com

Claros Mortgage Trust, Inc.

Reconciliation of Net Loss to Distributable (Loss) Earnings

(Amounts in thousands, except share and per share data)

	Three Months Ended
	September 30, 2024	June 30, 2024
Net loss:	$(56,218)	$(11,554)
Adjustments:
Non-cash stock-based compensation expense	4,972	3,999
Provision for current expected credit loss reserve	78,756	33,928
Depreciation and amortization expense	2,628	2,623
Amortization of above and below market lease values, net	354	354
Unrealized loss on interest rate cap	287	94
Loss on extinguishment of debt	262	999
Distributable Earnings prior to realized losses	$31,041	$30,443
Loss on extinguishment of debt	(262)	(999)
Principal charge-offs [1]	(55,352)	(561)
Distributable (Loss) Earnings	$(24,573)	$28,883
Weighted average diluted shares - Distributable (Loss) Earnings	142,021,469	142,276,031
Diluted Distributable Earnings per share prior to realized losses	$0.22	$0.21
Diluted Distributable (Loss) Earnings per share	$(0.17)	$0.20

1.
For the three months ended September 30, 2024, amount includes a $23.2 million charge-off of accrued interest receivable related to the reclassification of a for sale condo loan to held-for-sale.